EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Contact:	Erik Bratt
WebSideStory, Inc.
Voice: (858) 546-0040, ext. 365
Email: ebratt@websidestory.com

WEBSIDESTORY COMPLETES ACQUISITION OF ATOMZ

Active Marketing Suite to be Industry’s First Line of Integrated, On-Demand Digital Marketing Services

SAN DIEGO, CA (May 5, 2005) — WebSideStory (www.websidestory.com) (Nasdaq: WSSI), a leading provider of on-demand digital marketing applications, today announced that it has completed its acquisition of Avivo Corporation (dba “Atomz”), a leading provider of on-demand site search and web content management. Under the terms of the deal, WebSideStory acquired all of the outstanding capital stock and options of Atomz in exchange for approximately 3.1 million shares of common stock and approximately $4.3 million in cash. Atomz shareholders also have the right to receive an earn-out payment based on achievement of certain revenues by Atomz in the fifteen-month period following the closing. Atomz will retain its offices in San Francisco and operate as a subsidiary of WebSideStory.

     WebSideStory first announced its intention to acquire Atomz on Feb. 8, 2005. At the time of the announcement, WebSideStory also announced the launch of its Active Marketing Suite, which will be the industry’s first line of integrated, on-demand digital marketing services and applications. The Active Marketing Suite gives marketers a single, shared environment in which to optimize their online performance across multiple marketing channels. The suite includes:

•	HBX Analytics, an award-winning, on-demand web analytics service;

•	Bid, an on-demand keyword bid management product due for release this summer;

•	Search, an on-demand web site search application; and

•	Content Manager, an on-demand web site content management service.

     Atomz was founded in 1998 by former executives from Macromedia, including Steve Kusmer, who served at Atomz’ CEO. Kusmer will become senior vice president and general manager of the WebSideStory Search and Content Solutions business unit.

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WebSideStory Completes Acquisition of Atomz

About WebSideStory

WebSideStory (Nasdaq: WSSI) is a leading provider of on-demand digital marketing applications. Its Active Marketing Suite includes web analytics, site search, web content management and keyword bid management. Enterprises worldwide use these services to monitor, measure and improve their online marketing performance. For more information, contact WebSideStory, Inc. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. E-mail: wsspress@websidestory.com. Web site: http://www.websidestory.com/. HBX is a trademark and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

Forward-Looking Statements

Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business including, without limitation: WebSideStory’s limited experience in an emerging market with unproven business and technology models; WebSideStory’s reliance on its Web analytics services for the majority of its revenue; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability; the highly competitive markets in which WebSideStory operates that may make it difficult for the company to retain customers; the risk that WebSideStory’s customers fail to renew their agreements; the risk of incurring higher than expected costs associated with integrating the operations of Atomz with those of WebSideStory; the risk of failing to successfully integrate Atomz’s products with WebSideStory’s analytics services; the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31, 2004. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

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